Exhibit (a)(5)(vii)

Media Release

Basel, 31 July 2018

Roche Purchases Shares in Tender Offer for FMI

Roche (SIX: RO, ROG; OTCQX: RHHBY) and Foundation Medicine, Inc. (NASDAQ:FMI) today announced that Roche’s wholly owned subsidiary 062018 Merger Subsidiary, Inc. has accepted for payment all shares validly tendered and not validly withdrawn pursuant to its tender offer for all outstanding shares of common stock of Foundation Medicine not already owned by Roche or its affiliates, at a price of $137.00 per share in cash. The tender offer expired at 12:00 midnight, Eastern Time, at the end of the day on 30 July 2018 and was not extended.

Roche has been advised by Citibank, N.A., the depositary for the tender offer, that a total of approximately 12,535,376 shares of Foundation Medicine’s common stock were validly tendered and not validly withdrawn in the tender offer, which represent approximately 77.278559% of the total number of shares of Foundation Medicine’s common stock outstanding (excluding the shares of common stock already held by Roche and its affiliates).

Roche intends to promptly complete the acquisition of Foundation Medicine through a merger of 062018 Merger Subsidiary, Inc. with and into Foundation Medicine without a vote or meeting of Foundation Medicine’s shareholders. In the merger, all shares of Foundation Medicine not owned by Foundation Medicine, Roche or Roche’s wholly owned subsidiaries (other than shares as to which appraisal rights have been validly exercised under Delaware law) will be converted into the right to receive the same cash consideration per share, less any applicable withholding taxes, as was paid in the

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com

Media Release

tender offer. Following completion of the merger, Foundation Medicine will become a wholly owned subsidiary of Roche and Foundation Medicine’s shares will cease to be traded on the NASDAQ Stock Market.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient's unique cancer. The company offers a full suite of comprehensive genomic profiling assays to identify the molecular alterations in a patient's cancer and match them with relevant targeted therapies, immunotherapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer.

For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationMedicineATCG).

About Roche

Roche is a global pioneer in pharmaceuticals and diagnostics focused on advancing science to improve people’s lives. The combined strengths of pharmaceuticals and diagnostics under one roof have made Roche the leader in personalised healthcare – a strategy that aims to fit the right treatment to each patient in the best way possible.

Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and diseases of the central nervous system. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com

Media Release

diabetes management. Founded in 1896, Roche continues to search for better ways to prevent, diagnose and treat diseases and make a sustainable contribution to society.

The company also aims to improve patient access to medical innovations by working with all relevant stakeholders. Thirty medicines developed by Roche are included in the World Health Organization Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and cancer medicines. Roche has been recognised as the Group Leader in sustainability within the Pharmaceuticals, Biotechnology & Life Sciences Industry nine years in a row by the Dow Jones Sustainability Indices (DJSI).

The Roche Group, headquartered in Basel, Switzerland, is active in over 100 countries and in 2017 employed about 94,000 people worldwide. In 2017, Roche invested CHF 10.4 billion in R&D and posted sales of CHF 53.3 billion. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL FOUNDATION MEDICINE COMMON STOCK. THE OFFER TO BUY FOUNDATION MEDICINE COMMON STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (WHICH WILL BE FILED BY ROCHE WITH THE SEC) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER (WHICH WILL BE FILED BY FOUNDATION MEDICINE WITH THE SEC) WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com

Media Release

THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE AND FOUNDATION MEDICINE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT, MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE TRANSACTION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE TRANSACTION, INCLUDING TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF FOUNDATION MEDICINE NOT ALREADY OWNED BY ROCHE, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN FOUNDATION MEDICINE’S PUBLIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF FOUNDATION MEDICINE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED TENDER OFFER MATERIALS TO BE FILED BY ROCHE AND THE SOLICITATION/RECOMMENDATION ON SCHEDULE 14D-9 TO BE FILED BY FOUNDATION MEDICINE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com

Media Release

STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND FOUNDATION MEDICINE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

Roche Group Media Relations

Phone: +41 -61 688 8888 / e-mail: media.relations@roche-global.com

- Nicolas Dunant (Head)

- - Ulrike Engels-Lange

- - Anja von Treskow

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com